EMPLOYMENT/CONSULTING/WARRANT AGREEMENTS


CONSULTING AGREEMENT

This Consulting Agreement (the Agreement ) is entered into effective as of November ___, 1999, by and between LEAPFROG SMART PRODUCTS, Inc., a Colorado corporation f/k/a ALBARA CORPORATION, (the Company ), and REAL PROVENCHER ( Consultant ). The Company and Consultant are each a party and together are the parties to this Agreement.

                              W I T N E S S E T H:

WHEREAS, the Company desires to engage Consultant to provide certain services on the terms provided herein; and

WHEREAS, Consultant desires to provide such services to the Company.

NOW THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and promises herein contained, and other good and valuable consideration, the sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   Services to be Provided.  The Company hereby employs
Consultant to provide and Consultant hereby agrees to provide to the Company for the Term as defined below) the following services (the Services ):

(a) Executive, management and marketing services and other services consistent with the office of Vice President of the Company;

(b)  Business development services; and

(c) Strategic planning services, including but not limited to acquisition strategies and exit strategies for investors.

2. Consultant Fees. As compensation for Consultant s performance of the Services, the Company shall issue to Consultant upon the date of execution of this Agreement a Warrant ( Warrant ) in the form of Exhibit A attached hereto providing for the right to purchase common stock of the Company.


3. Reimbursable Expenses. Notwithstanding any provision herein, the Company shall remain directly and primarily responsible for all reasonable expenses incurred in connection with Consultant rendering the Services. Consultant shall be entitled to reimbursement, in cash at the time incurred, for reasonable expenses incurred by or on behalf of Consultant for the benefit of the Company and attributable to the business of the Company.

4. Indemnification. In addition to the other remedies specified hereunder, the Company agrees to hold harmless, defend and indemnify Consultant from any claim, demand, obligation, action, suit, judgment, penalty, loss, damage, liability, cost or expense of any kind or any nature whatsoever arising out of the actions of Consultant on behalf of the Company in accordance with the terms of this Agreement. Notwithstanding the above, the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability: (i) is found in the judgement of a court of competent jurisdiction to have resulted from Consultant s gross negligence or misfeasance in performing the Services; or (ii) arises out of, or is based upon, any untrue statement of a material fact or omission of a material fact made in any written communication or any amendment or supplement thereto in reliance upon, and in conformity with, information furnished to the Company by Consultant expressly for use therein. Such indemnification pursuant to this Section 4 shall include attorneys fees, incurred by or against Consultant.

5. Independent Manager and Operator. Consultant and the Company hereby acknowledge that Consultant is and will be an independent contractor. Accordingly, Consultant has the sole right to manage, control and direct the method, manner and means by which the Services are executed, as long as the manner of execution meets with the terms and conditions in this Agreement. Further, the Company hereby acknowledges that Consultant is engaged in business activities and will continue to have certain business responsibilities in addition to the Services to be provided hereunder. Further, the Company hereby acknowledges that Consultant does not guaranty the favorable results of any activity performed by Consultant pursuant to this Agreement.

6. Duties and Conflicts. The Company recognizes that Consultant has other business interests, activities and investments, some of which may be in conflict or competition with the business of the Company, and that Consultant is entitled to carry on such other business interests, activities and investments during the Term. Consultant may each engage in or possess an interest in any other business or venture of any kind, independently or with others, on his own behalf or on the behalf of other entities, with which he is affiliated or associated, and Consultant may engage in any activities, whether or not competitive with the Company, without any obligation to offer any interest in such activities to the Company and the Company shall not have any right, by virtue of this Agreement, in or to such activities, or the income or profits derived therefrom. In addition, the parties acknowledge that nothing contained herein shall affect their ownership rights, interests or title to any of their tangible and intangible property, including any intellectual property, and nothing contained herein shall cause or affect a transfer, assignment, sale or disposition of such property.

7. Confidentiality. Consultant will obtain certain confidential and proprietary information from the Company for the sole purpose of performing his obligations under this Agreement, and the Company is willing to provide such information to Consultant for the limited purpose and under the terms and conditions set forth herein:

(a) The terms of this confidentiality provision (the Confidentiality Provision ) shall be for a period of three (3) years from the date of execution of this Agreement.

(b)  Definitions:

Trade Secrets include, but shall not be limited to, information encompassed in all scientific research and development, related scientific experimentation, sources of information, scientific formulas, leads, drawings, designs, plans, flow charts, proposals, marketing and sales plans, financial information, costs, pricing information, and all concepts or ideas in or reasonably related to the business of Company or a third party that have not previously been publicly released and which give Company a competitive advantage in the relevant industry;

Copyright means any claim to copyright protection in works of authorship that describe any scientific research and design methods, scientific procedures, calculations, formulas or research and development prototypes, or programs, whether they are in machine readable form, in English or any other language. The term shall not be limited to the requirement of any notice as required in the United States of America, but shall include that subject matter in its published or unpublished form under the copyright statutes of the United
States, the Universal Copyright Convention, the Berne Convention, and/or any other convention to which the United States is a signatory; and

Confidential Information includes all Trade Secrets and all Copyrighted materials, as well as any scientific technology, research and development diagrams, instruction manuals, scientific studies, technical specifications, procedures, scientific formulas and all other information that has been marked confidential or is known to be proprietary, whether it has a copyright notice or a claim to copyright thereon.

(c)  Consultant acknowledges and agrees that Confidential
Information is a valuable asset of the Company and that any disclosure or unauthorized use thereof will cause irreparable harm and loss to the Company.

(d) In consideration of the disclosure to Consultant of Confidential Information, Consultant agrees to treat Confidential Information in confidence and to undertake the following additional obligations with respect thereto:

(i) to use Confidential Information for the sole purpose of performing his obligations under this Agreement;

(ii) not to disclose Confidential Information outside of the scope of this Agreement;

(iii)to limit dissemination of Confidential Information to only those of Consultant's employees who have a need to know to perform the limited tasks set forth in item (a) above; and

(iv) to return Confidential Information and all documents, notes or physical evidence thereof to the Company upon the expiration or termination of this Agreement, a decision by Consultant not to enter into this Agreement, a determination that Consultant no longer has a need therefor, or a request therefor from the Company, whichever occurs first, except that Consultant may retain one (1) copy of such documents for his personal business records and files so long as he advises the Company of said actions.

(e) The restrictions and obligations of this Confidential Provision shall survive any expiration, termination or cancellation of this Agreement and shall continue to bind Consultant, his successors, heirs and assigns.

(f) Except as expressly set forth herein, no rights or licenses, expressed or implied, are hereby granted to Consultant as a result of or related to this Agreement.

(g) Any controversy or claim arising out of or related to this Confidential Provision, or breach thereof, which cannot be resolved by the parties hereto, shall be subject to arbitration under the rules of the American Arbitration Association, requiring three arbitrators, subject to arbitration in the County and State where the Company normally shall conduct its business. The Consultant further agrees that the award of the three appointed arbitrators shall be binding under Title IX of the United States Code.

8. Effective Date, Term and Termination. This Agreement shall take effect on November ___, 1999, and shall continue in effect for ninety (90) days (the Term ).

9. Amendments. This Agreement may be amended or modified only by written agreement of the parties.

10. No Assignment or Waiver. This Agreement is personal in nature and may not be assigned, sold, pledged as security or otherwise transferred, nor may any provision hereof be waived by either party without the prior written consent of the other party.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal law, and not the law of conflicts, of the State of Texas.

12. Notices. All notices given hereunder shall be considered as properly given when delivered by hand or sent by first class mail to the parties at the following addresses:


     If to the Company:

          Leapfrog Smart Products, Inc.
          545 Delaney Ave.
          Orlando, FL  32801

     If to Consultant:

          Real Provencher
          13469 Laramie Trail
          Montgomery, TX 77316

Each party shall have the right to change its address for notice by giving fifteen (15) days prior written notice thereof to the other party hereto.

13. Captions. The captions of the sections herein are for convenience of reference only and shall be accorded no substantive significance in the construction hereof.

14. Binding Effect. This Agreement shall be binding upon and inure the benefit of Consultant, the Company and their respective successors and assigns. This Agreement or a similar agreement providing in substance for the same Consultant fees and reimbursement rights to Consultant and its Affiliates shall remain in effect upon any reconstitution and continuation of the Company after a dissolution, merger or liquidation of the Company.

15. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original but all of which shall constitute one and the same instrument.

16. Authorization. The Company hereby represents that it has received and has become duly authorized by all necessary corporate action on behalf of such entity, including but not limited to the proper approval by the Board of Directors of such entity, and that the execution of this Agreement shall constitute a legal, valid and binding obligation of the Company in accordance with its terms.

17. Limitation of Liability. In no event shall Consultant be liable to the Company for any damages, including, without limitation, liability arising out of contract, strict liability and tort for any consequential, incidental or punitive loss, damages or expenses (including lost profits or savings).

18. Severability. If any of the terms and conditions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over this subject matter, that contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as reformed to the extent necessary to render valid the particular provision or provisions held to be invalid, consistent with the original intent of that provision and the rights and obligations of the parties shall be construed and enforced accordingly, and this Agreement shall remain in full force and effect as reformed.

19. No Third Party Beneficiary. Any agreement to pay an amount or any assumption of liability herein contained, express or implied, shall be only for the benefit of the undersigned parties and their permitted successors and assigns, and such agreements and assumption shall not inure to the benefit of the obligees of any other party, whomsoever, it being the intention of the undersigned that no one shall be deemed to be a third party beneficiary of this Agreement.


EXECUTED this       day of November, 1999.


LEAPFROG SMART PRODUCTS, INC.
f/k/a ALBARA CORPORATION,
a Colorado corporation

__________________________________
By: Randolph Tucker



Its: CEO

__________________________________
By: Real Provencher
Individual